UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2019

Riverview Financial Corporation

(Exact name of the registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street
Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number) (717) 827-4042

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On January 17, 2019, Riverview Financial Corporation (the “Company”) filed a current report on Form 8-K reporting, among other things, the appointment of Ginger G. Kunkel as Senior Executive Vice President and Chief Operating Officer of the Company and Riverview Bank (the “Bank”). This Form 8-K/A is being filed to disclose Ms. Kunkel’s background as well as the material terms of Ms. Kunkel’s compensation, the terms of which were not yet disclosed as of the time of filing of the original current report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to her appointment as Chief Operating Officer of the Company, Ms. Kunkel served as Executive Vice President, Chief Banking Officer of the Company since March 2014. In that position, Ms. Kunkel oversaw retail delivery channels, was responsible for product development, marketing and branding and served on the Bank’s ALCO, Pricing, Compliance, Community Reinvestment Act, Trust and Officer’s Loan Committees. Prior to that, from February 2006 until March 2014, Ms. Kunkel was Vice President, Senior Commercial Relationship Manager, C&I, for Susquehanna Bank, where she was responsible for lending and business development in central and eastern Pennsylvania, with an emphasis in manufacturing, healthcare, and agribusiness.

Ms. Kunkel’s annual salary was increased to $250,000 concurrently with her promotion to Chief Operating Officer. Prior to that promotion, she was already a party to a one year change of control agreement with the Company, dated December 23, 2015, that automatically renews for an additional year if not earlier terminated by notice from the Company, and is currently in full force and effect. The agreement will automatically terminate upon termination of her employment prior to a change of control. The agreement provides that, if Ms. Kunkel’s employment is terminated within two years following a “Change of Control” for “Good Reason” (both terms defined below), the Company will pay her an amount equal to the sum of (i) the highest annualized base salary paid to her during the year of termination or in the two prior calendar years, and (ii) the highest bonus paid to her in either of the two calendar years immediately preceding the year of termination. That amount will be paid to Ms. Kunkel in one lump sum within 30 days.

The agreement defines a “Change in Control” as any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the “Exchange Act”)) other than a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary of Riverview Bank (including a related trust), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company or the Bank representing more than 25% of the combined voting power of the Company’s or the Bank’s then outstanding securities; (ii) the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Company or of the Bank to an entity which is not a direct or indirect subsidiary of either the Company or the Bank; (iii) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation or similar transaction involving the Company or the Bank, unless (A) the shareholders of the Company immediately prior to the consummation of any such transaction will initially own securities representing at least a majority of the voting power of the surviving or resulting corporation, and (B) the directors of the Company immediately prior to the consummation of such transaction will initially represent at least a majority of the directors of the surviving or resulting corporation; (iv) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease to constitute the majority of such Board (unless the election of each new director was expressly or by implication approved by a majority of the Board members who were still in office and who were directors at the beginning of such period); and (v) any other event which is at any time irrevocably designated as a “Change in Control” for purposes of this Agreement by resolution adopted by a majority of the then non-employee directors of the Company.

The term “Good Reason” is defined as (i) involuntary termination of employment, other than for Cause or disability; (ii) assignment of duties materially inconsistent with Ms. Kunkel’s position; (iii) reassignment of Ms. Kunkel to a principal office which is more than 50 miles from Marysville, Pennsylvania; (iv) a material reduction in Ms. Kunkel’s annual base salary; (v) a material reduction in the aggregate value of welfare, pension, incentive compensation, fringe and other benefits, unless a reduction or change in such benefits is made generally for employees of the acquiring, resulting or successor corporation; or (vi) any material breach of the Change of Control Agreement by the Company which remains uncured for 30 days after receipt of written notice of such breach. “Cause” is defined as (i) prior to a Change in Control, termination for any reason or no reason; and (ii) concurrent with or following a Change in Control, termination due to (A) conviction or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or actual incarceration for a period of 45 consecutive days, (B) willful and repeated failure to follow the lawful instructions of the Company, other than a failure resulting from physical or mental illness, or (C) if Ms. Kunkel is removed as or prohibited from being an institution-affiliated party by a final order of an applicable federal banking agency pursuant to Section 8(c) of the Federal Deposit Insurance Act or any other provision of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION

Dated: March 15, 2019	By:	/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer